UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2009

IDO SECURITY INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170	38-3762886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, New York, NY 10004
(Address of principal executive offices, including Zip Code)

646-214-1234
(Registrant’ s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2009, Mr. Ray Willenberg was elected as a Director of IDO Security Inc. Mr. Willenberg currently serves as Chairman of the Board of Directors and Executive Vice President of Rim Semiconductor, a fab less semiconductor company, a position he has held since March 2002. From April 1997 to March  2002, Mr. Willenberg served as President, Chief Executive Officer and  Chairman of the Board of Rim Semiconductor. He was elected a director in October 1996. Mr. Willenberg joined Rim Semiconductor as Vice President and corporate Secretary in 1996. Mr. Willenberg also serves as President of LIT Consulting Inc. which  advises and consults with public and private Companies on Financing,  Mergers, Acquisitions and Public Awareness. From 1972 to 1995, Mr. Willenberg was Chief Executive Officer of Mesa Mortgage Company in San Diego, California.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2009	IDO SECURITY INC.

	By:	/s/ Michael Goldberg
Acting Chief Executive Officer